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                                                                     EXHIBIT 5.1

                     CHRISTENSEN, MOORE, COCKRELL, CUMMINGS
                                & AXELBERG, P.C.

DANA L. CHRISTENSEN                                        TWO MEDICINE BUILDING
MIKEL L. MOORE                                       160 HERITAGE WAY, SUITE 104
   [ALSO ADMITTED IN ARIZONA]                                KALISPELL, MT 59901
DALE R. COCKRELL
   [ALSO ADMITTED IN SOUTH DAKOTA
   AND COLORADO]
STEVEN E. CUMMINGS                                                 P.O. BOX 7370
TRACY AXELBERG                                          KALISPELL, MT 59904-0370
SEAN P. GOICOECHEA                                        OFFICE: (406) 751-6000
LIESEL SHOQUIST                                               FAX:(406) 756-6522


                                  May 17, 2005

The Board of Directors
Glacier Bancorp, Inc.
49 Commons Loop
Kalispell, MT 59901

      RE: LEGAL OPINION REGARDING VALIDITY OF SECURITIES OFFERED

Ladies and Gentlemen:

      We have acted as special Montana counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission (the "Commission") with respect to 2,500,000 shares of common stock, $0.01 par value per share (the "Shares"), of Glacier Bancorp, Inc., a Montana corporation (the "Company"), authorized for issuance upon the exercise of options granted under the Glacier Bancorp, Inc. 2005 Incentive Stock Plan (the "Plan") that was approved by the Company's shareholders on April 27, 2005.

      In connection with the offering of the Shares, we have examined: (i) the Plan, listed as Exhibit 99.1 in the Registration Statement; (ii) the Registration Statement, including the remainder of the exhibits; and (iii) such other documents as we have deemed necessary to form the opinions hereinafter expressed. As to various questions of fact material to such opinions, where relevant facts were not independently established, we have relied upon statements of officers of the Company.

      Our opinion assumes that the Shares are issued in accordance with the terms of the Plan after the Registration Statement has become effective under the Act.

      Based upon and subject to the foregoing, we are of the opinion that the Shares, or any portion of the Shares, have been duly authorized and that, upon registration of the Shares, issuance by the Company of and receipt of the consideration for the Shares, consistent with the terms of the Plan, the Shares will be validly issued, fully paid, and nonassessable.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. This consent shall not be construed to cause us to be in the category of persons

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whose consent is required to be filed pursuant to Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                   Very truly yours,

                                   /s/ Christensen, Moore, Cockrell, Cummings &
                                   Axelberg, P.C.

                                   Christensen, Moore, Cockrell, Cummings &
                                   Axelberg, P.C.